Exhibit 5.1

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Beach, Hepburn LLP | Barristers & Solicitors

January 20, 2009

Harry Winston Diamond Corporation
P.O. Box 4569, Station A
Toronto, Ontario M5W 4T9
Canada

Ladies and Gentlemen:

Re: Registration Statement on Form S-8 (File No. 333-              )

We are delivering this opinion at your request in connection with the registration by Harry Winston Diamond Corporation (the "Company") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), of 3,000,000 shares of the Company's Common Shares, without a par value, (the "Shares"), for issuance and sale pursuant to the above-referenced registration statement (the "Registration Statement") under the Company's Amended Stock Option Plan (the "Plan").

The opinion set forth in this letter is based upon (1) our review of (a) Registration Statement, (b) the Plan, (c) originals, or copies authenticated to our satisfaction, of the Company's Certificate of Incorporation, as amended and restated, its By-laws, as amended, and records of certain of its corporate proceedings and (d) such other certificates, opinions and instruments as we have deemed necessary and (2) our review of such published sources of law as we have deemed necessary.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

We are members of the Law Society of Upper Canada and do not hold ourselves out as being experts on laws other than the laws of Canada. This opinion is being furnished for the sole benefit of the addressee hereof and may not be relied upon or distributed to any other person or entity or for any other person without our express prior written consent. This opinion is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours Truly,

BEACH HEPBURN LLP

/s/ Beach, Hepburn LLP